Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated November 4, 2022, with respect to the financial statements of FreeCast, Inc. as of and for the years ended June 30, 2022 and 2021 in this Registration Statement on Form S-1/A. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

November 7, 2022